                                                                    EXHIBIT 10.3

                                up to $8,000,000

                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                          Dated as of September 7, 2001

                                      Among

                            SUNSHINE ARGENTINA, INC.

                                   as Borrower

                      SUNSHINE MINING AND REFINING COMPANY
                         SUNSHINE PRECIOUS METALS, INC.
                           SUNSHINE EXPLORATION, INC.

                          SUNSHINE ARGENTINA GOLD, INC.
                   SUNSHINE INTERNATIONAL EXPLORATION COMPANY
                   WOODS RESEARCH AND DEVELOPMENT CORPORATION
                            SUNSHINE MANAGEMENT, INC.
                       MINERA SUNSHINE DE MEXICO SA de CV
                               SUNSHINE PERU, INC.
                               SUNSHINE GOLD CORP.
                           MINERA SUNSHINE DEL PERU SA
                         SUNSHINE DIAMOND MINING COMPANY
                         WOODS PETROLEUM OF CANADA, LTD.
                              WOODS RESOURCES, INC.

                                  as Guarantors
                             HIGHWOOD PARTNERS, L.P.
                        STONEHILL CAPITAL MANAGEMENT LLC


                                   as Lenders

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 7, 2001, among SUNSHINE ARGENTINA, INC., a Delaware corporation (the "Borrower"), SUNSHINE MINING AND REFINING COMPANY, a Delaware corporation ("Sunshine"), and SUNSHINE PRECIOUS METALS, INC., a Delaware corporation ("Metals"), SUNSHINE EXPLORATION, INC., a Delaware corporation, SUNSHINE ARGENTINA GOLD, INC., a Delaware corporation, SUNSHINE INTERNATIONAL EXPLORATION COMPANY, a Delaware corporation, WOODS RESEARCH AND DEVELOPMENT CORPORATION, an Idaho corporation, SUNSHINE MANAGEMENT, INC., a Delaware corporation, MINERA SUNSHINE DE MEXICO SA de CV, a Mexican corporation, SUNSHINE PERU, INC., a Delaware corporation, SUNSHINE GOLD CORPORATION, a Delaware corporation, SUNSHINE DIAMOND MINING COMPANY, a Delaware Corporation, MINERA SUNSHINE DEL PERU SA, a Peruvian corporation, WOODS PETROLEUM OF CANADA, LTD., a Delaware corporation, and WOODS RESOURCES, INC., a Delaware corporation, as guarantors (together, the "Guarantors"), HIGHWOOD PARTNERS, LP ("Highwood") and Stonehill CAPITAL MANAGEMENT LLC ("Stonehill Capital") (collectively, the "Lenders").

                             PRELIMINARY STATEMENTS:

         (1) On August 23, 2000 (the "Filing Date"), the Borrower and certain of the Guarantors filed petitions under Chapter 11 of the Bankruptcy Code (11 U.S.C.ss.ss.101 et seq.; the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

         (2) On such date, the Borrower and the Guarantors entered into a Post-Petition Credit Agreement, dated as of August 23, 2000 (the "Initial Credit Agreement") with the Lenders to provide advances to the Borrowers and the Guarantors in an amount up to $5,000,000 pursuant to Section 364(c)(i), (2) and (3) of the Bankruptcy Code in order to provide working capital for the Borrower and the Guarantors and for other general corporate purposes.

         (3) Pursuant to an Interim and Final Order entered by the Bankruptcy Court on November 3, 2000, the Initial Credit Agreement and the Security Agreement securing the obligations thereunder, were approved by the Bankruptcy Court.

         (4) On February 5, 2001, the Borrower, the Guarantor and the Lenders amended and restated the terms of the Initial Credit Agreement to extend the maturity of the advances and to provide for continued financing to the Borrower and the Guarantors hereof on the terms set forth therein, pursuant to an Amended and Restated Credit Agreement (the "First Amended Credit Agreement").

         (5) The Borrower, the Guarantors and the Lenders desire to further amend the First Amended Credit Agreement, to further increase the amount of the potential advances, to further extend the maturity and to provide for such additional terms as are set forth herein.

         (6) In anticipation of this Second Amended and Restated Credit Agreement, the Lenders advanced, pursuant to demand notes (the "Demand Notes"), the aggregate sum of $420,000 (the "Initial Advance"), which Demand Notes were guaranteed by the guaranties (the "Initial Guaranties").

         (7) The Borrower, the Guarantors and the Lenders desire that the Initial Advance become an Advance made pursuant to this Second Amended and Restated Agreement and that such Advance be guaranteed by the Guarantors pursuant to Article VII hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Advances" has the meaning specified in Section 2.1.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director of officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Argentine Security Documents" shall mean the mortgage and security agreements filed pursuant to the Initial Credit Agreement and the First Amended Credit Agreement.

         "Bankruptcy Action" means, as to any Person, such Person or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person or any of its subsidiaries seeking to have such Person adjudicated bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or such Person or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above.

         "Bankruptcy Code" has the meaning specified in the Preliminary Statements.

         "Bankruptcy Court" has the meaning specified in the Preliminary Statements.

         "Base Rate" means 15% per annum.

         "Benefit Plan" shall mean an employee pension benefit plan of a Loan Party or an ERISA Affiliate, as defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA.

         "Borrower's Account" means the account of the Borrower maintained by the Borrower with Comerica Bank Texas at its office at P.O. Box 650282, Dallas, Texas, Account No. 1880704778, Account Name, "Sunshine Argentina, Inc." or any other account as designated in writing by the Borrower and acceptable to the Lenders, provided that the Lenders shall have a perfected first priority interest in such account pursuant to the Security Agreement.

         "Borrower's Professionals" means all Persons retained or engaged by any Loan Party as professional persons within the meaning of Section 327 of the Bankruptcy Code.

         "Borrowing" means a borrowing consisting of simultaneous Advances made by the Lenders.

         "Budget" means a statement, in form and substance satisfactory to the Lenders, certified by the Borrower's Chief Financial Officer setting forth the Borrower's and each Guarantor's projected sources and uses of cash and Cash Equivalents on a semi-monthly basis for two months on a rolling basis with a semi-monthly reconciliation and variance schedule delivered to the Lenders on the third Business Day following the conclusion of the 14th day and the last day of each month; such that each semi-monthly Budget contains all historical reconciliation together with a two month projection. Each Budget or amendment thereof shall be in form and substance satisfactory to the Lenders.

         "Business Day" means a day of the year on which commercial banks are not required or authorized to close in New York City.

         "Capital Expenditures" means, for any period, the sum of (a) all expenditures during such period, that would be required to be capitalized in accordance with GAAP, for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have a useful life of more than one year plus (b) the entire principal amount of any Debt (including obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds as the case may be.

         "Capitalized Leases" has the meaning ascribed in the definition of "Debt" below.

         "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any Guarantor free and clear of all Liens (other than Liens created or permitted under this Agreement and the Final Order) and having a maturity of not greater than 90 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United

States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States with a maturity of one year or less, or (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, is organized under the laws of the United States of any State thereof and has combined capital and surplus of at least $500,000,000.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

         "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is subject to any Lien in favor of the Lenders.

         "Collateral Documents" means the Second Amended Security Agreement and the Argentine Security Documents, the Argentine Amendment (as defined in the First Amended Credit Agreement), the Second Argentine Amendment, the Sunshine Mortgage and the Sunshine Mortgage Amendment (as defined in the First Amended Credit Agreement) and the Second Sunshine Mortgage Amendment.

         "Commitment" means, in the aggregate the total of the amounts set forth under the column headed "Commitments" and "Optional Commitments" in Annex A hereto, which shall aggregate $8,000,000, including "Optional Commitments" of the Lenders in the amount of $1,500,000; and as to each Lender, the amount set forth next to such Lender under the columns headed "Commitments" and "Optional Commitments" in Annex A hereto.

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

         "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

         "Current Liabilities" of any Person means (a) all Debt (other than such Debt described in clause (f) of the definition of "Debt" in this Section 1.1) of such Person, (b) all Debt in respect of the Advances, and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person other than all such Debt incurred prior to the Filing Date.

         "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than (i) prepetition trade payable and (ii) postpetition trade payables not overdue by more than 60 days incurred in the ordinary course of such Person' business, consistent with past practice), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"), (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Debt of others referred to in clauses
(a) through (g) above guaranteed directly or indirectly in any manner by such Person, or in affect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective or whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (h) all Debt referred to in clauses (a) through (g) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even through such Person has not assumed or become liable for the payment of such Debt.

         "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense net of interest income, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) noncash extraordinary or unusual losses and less extraordinary or unusual gains, in each case determined in accordance with GAAP for such period.

         "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages or (b) by any party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree, or judicial or agency interpretation, policy or guidance relating to the environment, health or safety or the release or disposal or of contamination by Hazardous Materials (including, without limitation, any such laws, rules or regulations in Argentina).

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor and successor provisions thereto.

         "ERISA Affiliate" shall mean any member of a controlled group of entities as determined under Section 414(b),(c),(m), or (o) of the Internal Revenue Code, of which a Loan Party is a member.

         "Event of Default" has the meaning specified in Section 6.1.

         "Excepted Proceeds" shall mean (i) proceeds from sales of assets at Metals' Sunshine Mine property, including the pending sale of the refining and related assets to Formation Capital Corporation, pending sales of various residential properties, the office facilities, and sales of equipment and supplies from that property; (ii) proceeds from the pending sale of Minera Sunshine de Mexico to Toreador Resources; and (iii) in the event of a reopening of the Sunshine Mine, proceeds from the sale of production up to the amount of Cost of Production. For these purposes, "Cost of Production" includes all direct mining, processing, transportation, and smelting costs, plus associates general and administrative costs and costs incurred to reopen the facility.

         "Filing Date" has the meaning specified in the Preliminary Statements.

         "Final Order" means the Final Order Authorizing Secured and Superpriority Financing pursuant to 11 U.S.C.ss. 364(c) and (d) entered by the Bankruptcy Court.

         "GAAP" has the meaning specified in Section 1.3.

         "Grantor" has the meaning specified in the Security Agreement.

         "Guaranteed Obligations" has the meaning specified in Section 7.1.

         "Guarantors" has the meaning specified in the recital of parties to this Agreement.

         "Guaranty" means the guaranty of each Guarantor provided pursuant to
Article VII.

         "Hazardous Materials" means petroleum or petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any Environmental Law.

         "Indemnified Party" has the meaning specified in Section 8.4.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "Inventory" has the meaning specified in the Security Agreement.

         "Lender" has the meaning specified in the recital of parties to this Agreement.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Liverpool" means The Liverpool Limited Partnership.

         "Loan Documents" means this Agreement, each Note, and each Collateral Document.

         "Loan Party or Loan Parties" means the Borrower and the Guarantors individually or collectively as the case may be.

         "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any of the Loan Parties.

         "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Parties, other than those changes directly and solely resulting from the commencement of the Cases, (b) the rights and remedies of the Lenders or any Lender under any Loan Document, or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

         "Maximum Lawful Rate" means the maximum rate of interest that Borrower is allowed to contract for, charge, take, reserve, or receive under the applicable state law or the United States of America (whichever from time to time permits the highest rate).

         "Mortgage" has the meaning specified in Section 5.1.

         "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA which covers employees of any Loan Party or any ERISA Affiliate.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt or capital stock, any securities convertible into or exchangeable for capital stock or any warrants, rights or options to acquire capital stock by any Person, the aggregate amount of cash or Cash Equivalents received from time to time by or on behalf of such Person in connection with such transaction after deducting therefrom only (a) reasonable expenses incurred directly in connection with such transaction, including, without limitation, reasonable and customary brokerage commissions, underwriting fees and discounts, legal and accounting fees and expenses, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition and (d) amounts received with respect to the sublease of any asset to the extent such amounts received are paid to the lessor of such asset, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

         "Note" means (i) a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT C hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender and (ii) any promissory note issued pursuant to the Initial Credit Agreement.

         "Notice of Borrowing" has the meaning specified in Section 2.2.

         "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, instrument or agreement whether or not the right of any creditor or counterparty to payment or performance in respect of such claim, instrument or agreement is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document (including, without limitation, in the case of the Guarantors, the obligations to pay amounts pursuant to Article VII) and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

         "Order" means the Final Order.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor agency.

         "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the course of business securing obligations that are not overdue for a period of more than 30 days; (b) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (c) existing Liens securing equipment leases and disclosed on the schedules to the Reorganization Plan; (d) easements, rights of way, and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and (e) the items listed on SCHEDULE 1.1 hereto.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Pledged Debt" has the meaning specified in the Security Agreement.

         "Pledged Shares" has the meaning specified in the Security Agreement.

         "Prohibited Transaction " shall mean a prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

         "Receivables" has the meaning specified in the Security Agreement.

         "Reorganization Plan" means the Chapter 11 Plan Of Reorganization proposed by the Debtors, Liverpool, Westgate, Stonehill Partners and Stonehill Offshore and approved by the Bankruptcy Court.

         "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder for which the 30-day notice of such event has not been waived pursuant to such regulations.

         "Second Amended Security Agreement" shall have the meaning set forth in
Section 3.1.

         "Second Argentine Amendments" shall have the meaning set forth in
Section 3.1.

         "Second Sunshine Mortgage Amendment" shall have the meaning set forth in Section 3.1.

         "Security Agreement" shall mean the security agreement entered into pursuant to the Initial Credit Agreement.

         "Stonehill Partners" means Stonehill Institutional Partners, L.P.

         "Stonehill Offshore" means Stonehill Offshore Partners Limited.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture, or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Notwithstanding the foregoing, Chester Mining Company, an Idaho corporation, shall not be deemed a Subsidiary for purposes of the Loan Documents.

         "Termination Date" means the earliest of (i) December 31, 2002 and (ii) the date of termination of the obligation to make Advances pursuant to Section
6.1 of this Agreement.

         "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         "Westgate" means Elliott International, L.P. (formerly known as Westgate International, L.P.)

         SECTION 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

         SECTION 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the annual financial statements for the fiscal year ended 2000 ("GAAP").

                                   ARTICLE II
                           AMOUNT AND TERMS OF CREDIT


         SECTION 2.1 The Advances; Commitment. Each Lender severally and not jointly with the other Lenders agrees, on the terms and conditions hereinafter set forth, to make advances ("Advances") to the Borrower from time to time on any Business Day during the period from the first date on which all conditions set forth in Article III shall have been satisfied until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Annex A hereto under the caption "Commitment"; provided, however, that the aggregate amount available to be borrowed under the "Commitments" shall not exceed $6,500,000. Within the limits of each Lender's Commitment in effect from time to time, and subject to the limits referred to above, the Borrower may borrow under this Section 2.1, prepay pursuant to
Section 2.5 and reborrow under this Section 2.1. In addition, at the option of each Lender, the Borrower may in addition borrow the amount set forth for such Lender under "Optional Commitment," provided, however, that the aggregate amount to be borrowed hereunder shall not exceed $8,000,000. Upon 5 days written notice to the Borrower, a Lender may indicate that it is making all or any part of its share of the Optional Commitment available and thereafter the amounts that may be borrowed, prepaid and reborrowed pursuant to this Article II shall thereafter include such amount.

         SECTION 2.2 Making the Advances.

         (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the second Business Day immediately preceding the date of the proposed Borrowing, by the Borrower to the Lenders. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier and email, in substantially the form of EXHIBIT D hereto, specifying therein the requested (i) date of such Borrowing and (ii) aggregate amount of such Borrowing. The amount of such Borrowing shall be at least $500,000. So long as there shall be no Default or Event of Default and all conditions to a Borrowing shall have been satisfied and the Borrower shall then be entitled to make Borrowings under the Loan Documents, each Lender shall, before 3 P.M. (New York City time) on the date of such Borrowing, make available at the such Lender's bank account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. Upon fulfillment of the applicable conditions set forth in Article III, the Lenders will make such funds available to the Borrower by crediting the Borrower's Account.

         (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower and Guarantors regardless of whether the Guarantors shall have received notice thereof.

         (c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         (d) The aggregate indebtedness of the Borrower to each Lender shall be evidenced by a Note. Notwithstanding the provisions of the Notes regarding payment on demand, no such demand shall be made unless and until there arises an obligation to make a payment to the Lender holding the Note, under this Agreement.

         (e) All Advances made and Notes issued under the Initial Credit Agreement shall be hereafter governed by the terms of this Agreement.

         SECTION 2.3 Repayment. On the Termination Date, the Borrower shall repay to the Lenders the outstanding principal amount of the Advances, together with all accrued interest (and all other amounts due hereunder or under the Loan Documents). Upon any of the Obligations of the Borrower or the Guarantors hereunder or under the other Loan Documents becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations.

         SECTION 2.4 Termination of the Commitments. On the Termination Date the Commitments of the Lenders shall be terminated in whole.

         SECTION 2.5 Prepayments.

         (a) Optional. The Borrower may, upon written notice to the Lenders on or prior to the day of any proposed prepayment stating the proposed date and aggregate principal amount of any proposed prepayment, prepay the Obligations, provided that the minimum amount of such prepayment shall be $100,000 and if such notice is given the Borrower shall prepay on the proposed repayment date such proposed prepayment amount, together with accrued interest to the date of such prepayment on the principal amount prepaid.

         (b) Mandatory. (i) The Borrower shall, on the date of receipt of Net Cash Proceeds from (X) the sale, lease, transfer or other disposition of any assets of the Borrower, any Guarantor, or any Affiliate of Borrower or Guarantor, (Y) the incurrence or issuance by the Borrower, any Guarantor, or any Affiliate of Borrower or Guarantor of any Debt, (Z) the sale or issuance by the Borrower, any Guarantor, or any Affiliate of Borrower or Guarantor of any capital stock or any warrants, rights or options to acquire capital stock, or any other securities, or (AA) the receipt by the Borrower, any Guarantor or any Affiliate of any Borrower or Guarantor, of any judgment, award or settlement, prepay an aggregate principal amount of the Advances equal to the lesser of (a) the amount of outstanding Advances and (b) the amount of such Net Cash Proceeds and the commitments of the Lenders shall be accordingly reduced; provided however, that the receipt of any Net Cash Proceeds which are Excepted Proceeds shall not reduce the commitments of the Lenders.

                  (ii) Metals hereby covenants that in the event that it shall have aggregate balances in its bank accounts which exceed the amount provided for disbursements in the Budget by more than $100,000, then such excess amount shall be immediately applied to the prepayment of the outstanding Advances.

         (c) Application of Prepayments. Any payments or prepayments by the Borrower or any Guarantor of outstanding Advances shall be applied in the following order: first, to the payment of any fees, costs, expenses, or charges of the Lenders arising under the Loan Documents, including, but not limited to, those set forth in Section 8.4 of this Agreement; second, to the payment of interest accrued on the outstanding Advances; and third, to the payment of the principal amount of the outstanding Advances.

         SECTION 2.6 Interest.

         (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the Base Rate per annum, payable in arrears monthly through the last day of each month (or if later, the day immediately preceding the day such interest is paid) on the first Business Day of the next succeeding month and on the Termination Date.

         (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal to 10% per annum above the rate required to be paid on Advances pursuant to clause (a) above.

         SECTION 2.7 Commitment Premium. In consideration of the execution of this Agreement, the Borrower shall pay to the Lenders an aggregate premium payment of $325,000 (of which $21,000 has been paid) (the "Commitment Premium"), to be allocated pro rata among the Lenders. In addition, at the time of any Optional Commitment becoming available to the Borrower, the Borrower shall pay to the Lender making such commitment available, an additional premium of 5% of the Optional Commitment amount.


         SECTION 2.8 Payments and Computations.

         (a) The Borrower shall make each payment hereunder and under the Notes not later than 3 P.M. (New York City time) on the day when due, in U.S. dollars, to the Lenders at the accounts set forth below:

                  If to Highwood:

                           Chase Manhattan Bank
                           ABA# 021000021
                           Acct:  Highwood Partners LP
                           Acct#:  114023743

                  If to Stonehill Capital:

                           Citibank ABA# 021-000089
                           Acct:  Neuberger & Berman
                           Acct#:  092-55-405
                           Attn:  Arthur LaBow
                           FFC:  Account Name:  Stonehill Capital Management LLC


         (b) All computations of interest, fees, and charges shall be made by the Lenders on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees, or charges are payable. Each determination by the Lenders of an interest rate, fee, or charge hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest or fee, as the case may be.

         SECTION 2.9 Sharing of Payments, Etc. If (x) any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all Lenders at such time, then (y) such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (w) the purchase price paid to such Lender to (z) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (A) the amount of such other Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.10 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely (a) to provide funds necessary to conduct the business of the Borrower, the Guarantors, and their Subsidiaries in the ordinary course, in accordance with the Budget, and as permitted hereunder, (b) to pay any fees and disbursements paid to the Lenders and their professionals and agents in accordance with this Agreement, and the Budget and (c) as otherwise contemplated or permitted by the Budget.

         SECTION 2.11 Taxes.

         (a) Any and all payments by the Borrower or any Guarantor hereunder or under the Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ("Taxes"). If the Borrower or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions such Lender (as the case may be) shall receive an amount equal to the sum it would have received had no such deduction been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall notify the applicable Lenders of the making of any such deductions and (iv) the Borrower shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Loan Documents ("Other Taxes").

         (c) The Borrower will indemnify each Lender for the full amount of Taxes and Other Taxes paid by such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other governmental authority. Such indemnification shall be made within 30 days after the date any Lender, as the case may be, makes written demand therefor. If a Lender shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.11, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.11, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amount that have been paid by the Borrower under this Section
2.11 with respect to such refund plus interest that is received by the Lender as part of the refund), net of all out-of-pocket expenses of such Lender and without additional interest thereof; provided that the Borrower, upon the request of such Lender, agrees to return such refund (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund. Nothing contained in this subsection (c) shall require any Lender to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

         SECTION 2.12 Participations. In consideration of the increase in the "Commitments", the extension of the Termination Date, and the forbearance of certain affiliates of the Lenders from exercising their rights and remedies pursuant to certain agreements, including, without limitation, the right to acquire the capital stock of the Borrower and the right to certain compensatory payments, the Borrower and the Guarantors hereby grant to the Lenders, pro rata, the following contractual participations:

                  in the first $10,000,000, in the aggregate, received from any of the proceeds received from the sources referenced in Section 2.5(b) which remain after the pre-payment required pursuant to such section or from any other sources; provided that such participations shall not include any income from the ordinary course sale of mining concentrates or any Excepted Proceeds.

                  The foregoing interests is limited to receipt of proceeds and shall not be construed to give the Lenders any right to participate in the management or direction of the affairs of the Borrower, Grantor or any affiliate thereof.

                  The foregoing participation rights shall survive any termination of this Agreement, unless the obligations hereunder shall be refinanced pursuant to Section 2.14 below.

         SECTION 2.13 Demand Notes and Initial Guaranties. Upon the execution and delivery of this Agreement, the borrowings evidenced in the Demand Notes shall become part of the Advances hereunder and the Initial Guaranties shall be superseded by the Guaranties set forth in Article VII below.

         SECTION 2.14 Refinancing. Until the 90th day from the date hereof, the Borrower, may, in the event that it determines that the financing provided hereunder be obtained on more favorable terms pursuant to an arrangement with another party, elect to refinance the amounts outstanding hereunder pursuant to such arrangement. In such event, it shall pay or prepay such amounts in full with the proceeds thereof, the parties shall execute written terminations of this Agreement and the Loan Documents, and no prepayment penalty or premium shall be due.

                                  ARTICLE III
                              CONDITIONS OF LENDING

         SECTION 3.1 Delivery of Documents. (a) Concurrently with the execution and delivery of this Agreement, the Borrower and the Guarantors are delivering the following to the Lenders:

                  (i) executed Notes, one issued to each Lender, reflecting the aggregate of Commitment and Optional Commitment of such Lender.

                  (ii) A second amended and restated security agreement substantially in the form of Exhibit 3.1(ii) (as amended from time to time in accordance with its terms, the "Second Amended Security Agreement"), duly executed by the Borrower and each Guarantor, together with

                           (A) evidence of the insurance required by the terms
of the Second Amended Security Agreement, and

                           (B) evidence that all action that the Lenders may
deem necessary or desirable in order to perfect and to protect the Liens created by the Second Amended Security Agreement has been taken, including, without limitation, the execution and filing of UCC-1 financing statements or amendments thereto in the requisite jurisdictions.

                  (iii) the additional amendments to the Argentine Security Documents (the "Second Argentine Amendments"), duly executed by the Borrower, together with evidence that all action that Lenders may deem necessary or desirable in order to perfect and protect the Liens created by the Argentine Security Documents has been taken, including, without limitation, evidence that the mortgage on the Borrower's silver mine, known as the "Pirquitas Mine" has been duly registered.

                  (iv) the additional amendment to the Mortgage on the Sunshine Mine, in the Form of Exhibit 3.1(iv) hereto (the "Second Sunshine Mortgage Amendment") has been duly filed and registered in Idaho.

                  (v) A copy of a certificate of the Secretary of State of the state of incorporation of the Borrower and Sunshine, dated reasonably near the date of the initial Borrowing, certifying that (A) attached thereto are true and correct copies of the certificate of incorporation of such party and each amendment thereto on file in his office, (B) such amendments are the only amendments to such certificates of incorporation on file in his office, (C) such party has paid all franchise taxes to the date of such certificate, and (D) such party is duly incorporated and in good standing under the laws of the state of its incorporation.

                  (vi) Certified copies of the resolution of the Board of Directors of each of the Borrower and each Guarantor approving this Agreement, the Notes, and each other Loan Document to which it is or is to be a party and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, and each other Loan Document.

                  (vii) A certificate of each of the Borrower and each Guarantor, signed on behalf of such party by such party's chief executive and chief financial officers, dated the date of the initial Borrowing, certifying that (A) the bylaws of such party delivered to the Lenders are in effect on the date of the initial Borrowing, (B) the due incorporation and good standing of such party as a corporation organized under the laws of the state of its incorporation, respectively, and the absence of any proceeding for the dissolution or liquidation of such party, (C) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the initial Borrowing, and (D) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default under the Loan Documents.

                  (viii) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of the Borrower and each Guarantor authorized to sign this Agreement, the Notes, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                  (ix) The current Budget in form and substance acceptable to the Lenders.

                  (x) The legal opinion of independent U.S. counsel to the Borrower and Guarantors, dated the date hereof, in form and substance, and issued by counsel, satisfactory to the Lenders.

                  (xi) The legal opinion of independent Argentine counsel to the Borrower, dated the date hereof, in form and substance, and issued by counsel, satisfactory to the Lenders.

                  (xii) For the Borrower and each Guarantor, the unaudited balance sheet, income statement and cash flow statement for six months ended June 30, 2001.

         (b) In the event that the Lenders to waive condition 3.1(a)(iii) and 3.1(a)(xi), the Borrower and the Guarantors hereby covenant to supply such documents as soon as practicable upon request of the Lenders.

         SECTION 3.2 Conditions Precedent to Each Borrowing. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing other than (a) below) shall be subject to the further conditions precedent that on the date of such Borrowing:

         (a) The Lenders shall have received a certificate duly executed by the Chief Executive Officer, Chief Financial Officer, or Treasurer of the Borrower, setting forth the amount of the Borrowing and certifying that such Borrowing is consistent with and permitted by the Budget.

         (b) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                  (i) the representations and warranties contained in each Loan Document are true and correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a date other than the date of such Borrowing (and in such cases the representations and warranties shall be true and correct as of such date); and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

         (c) The Lenders shall have received the timely delivery of the most recent Budget (including weekly reconciliations) to be delivered hereunder in form and substance satisfactory to the Lenders.

         (d) There shall have occurred no Material Adverse Change, with respect to any Loan Party, since June 30, 2001, except for the Loan Parties having continued to operate at a loss consistent with operational losses experienced by the Loan Parties prior to June 30, 2001, and all information provided by the Borrower and the Guarantors to the Lenders prior to the date of such Borrowing shall be true and correct in all material respects.

         (e) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to have a Material Adverse Effect, or (ii) purports to materially adversely affect the legality, validity or enforceability of this Agreement, the Notes, the other Loan Documents, or the transactions contemplated hereby and thereby.

         (f) The Lenders shall have determined that the Borrowing is consistent with and permitted by the Budget.

         (g) the Lenders shall have received such other approvals, opinions or documents (including updated legal opinions) which any Lender may reasonably request.

         SECTION 3.3 Payment on First Advance. Upon the funding of the First Advance under this Agreement, the Borrower shall concurrently pay all accrued interest due and owing to the Lenders, and such payment shall be effected by means of an offset of such amount against such first Advance. Upon such payment, the Lenders agree that any default occasioned by the prior failure to pay such interest shall be waived.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


         SECTION 4.1 Representations and Warranties of the Borrower and the Guarantors. The Borrower, and each Guarantor (as to such Guarantor), represents and warrants as follows, it being understood by the Borrower and each Guarantor that the Lenders are relying on such representations and warranties in making the Advances to the Borrower:

         (a) Each (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where failure to be so qualified would not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         (b) Set forth on SCHEDULE 4.1(B) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of stock authorized, and the number of shares outstanding, on the date hereof, and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party on the date hereof and the number of shares of each of the Subsidiaries covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such party or one or more of its Subsidiaries free and clear of all Liens, except those created by this Agreement and the Loan Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to be so qualified would not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes and each other Loan Document to which it is or is to be a party, and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's certificate of incorporation charter or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument entered into after the Filing Date binding on or affecting any Loan

Party, any of is Subsidiaries or any of their properties, or (iv) except for the Liens created by the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, or any other Loan Document to which it is or is to be a party, or the other transactions contemplated hereby and thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the perfected first priority nature thereof), or (iv) the exercise by the Lenders of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents and the other Loan Documents, all applicable waiting periods shall have expired without any action being taken by any competent authority restraining, preventing, or imposing material adverse conditions upon this Agreement and the transactions contemplated hereby and by the other Loan Documents; and no law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon this Agreement and the transactions contemplated hereby and by the other Loan Documents.

         (e) This Agreement has been, and each of the Notes and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party which is a party thereto. This Agreement is, and each of the Notes and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party which is a party thereto, enforceable against such Loan Party in accordance with its terms. The pledge of the Collateral pursuant to the Collateral Documents create a valid and perfected first priority security interest in and Lien on the Collateral, securing the payment of the Obligations of the Loan Parties hereunder and under the other Loan Documents, and all actions necessary to perfect and to protect such security interests have been duly taken.

         (f) No information, exhibit or report (whether in writing) furnished by any Loan Party to the Lenders or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contain any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

         (g) Other than as set forth in SCHEDULE 4.1(G), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, pending or, to the best of the Loan Parties' knowledge, threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, or any other Loan Document or the consummation of the transactions contemplated hereby and thereby.

         (h) There are no Liens (including liens or retained security title of conditional vendors) of any nature whatsoever on any properties of the Borrower or its Subsidiaries other than Permitted Liens. The Liens granted by the Borrower and the Guarantors to the Lender pursuant to the Collateral Documents are duly perfected, valid and subsisting Liens on the Collateral. The Borrower is not a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on the property or assets of the Borrower, other than Permitted Liens, or otherwise result in a violation of any Loan Document.

         (i) Except as set forth on SCHEDULE 4.1(I) and except as set forth in the Company's Report on Form 10-Q for the period ended June 30, 2001, no Benefit Plan is or has been in violation in any material respect of any of the provisions of ERISA or any of the qualification requirements of Section 401(a) of the Internal Revenue Code within the immediately preceding five year period, no non-exempt Prohibited Transaction or Reportable Event has occurred with respect to any Benefit Plan, no Benefit Plan has been the subject of a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, no Benefit Plan has experienced an accumulated funding deficiency under Section 412 of the Internal Revenue Code, no Lien has been imposed upon any Loan Party or any ERISA Affiliate of such Loan Party under Section 412(n) of the Internal Revenue Code, no Benefit Plan has been amended in such a way that the security requirements of Section 401(a)(29) of the Internal Revenue Code apply, no notice of intent to terminate a Benefit Plan has been distributed to affected parties or filed with the PBGC under Section 4041 of ERISA, no Benefit Plan has been terminated under Section 4041(e) of ERISA, the PBGC has not instituted proceedings to terminate, or appoint a trustee to administer, a Benefit Plan, and no event has occurred or condition exists which might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan and no Loan Party nor any ERISA Affiliate of any Loan Party would be liable for any amount in the aggregate pursuant to Sections 4062, 4063 and 4064 of ERISA, if all Benefit Plans terminated as of the most recent valuation dates of such Benefit Plans, which would reasonably result in a Material Adverse Effect; no Loan Party nor any ERISA Affiliate of a Loan Party maintains any employee welfare benefit plan, as defined in Section 3(1) of ERISA, which provides any benefits to an employee or the employee's dependents with respect to claims incurred after the employee separates from service other than as required by applicable law; no Loan Party nor any ERISA Affiliate of a Loan Party has incurred or expects to incur any withdrawal liability to any Multiemployer Plan; and none of the above-described events shall occur which is reasonably likely to result in a Material Adverse Effect.

         (j) The aggregate liability (including, without limitation, the cost of insurance premiums) based on actuarial calculation with respect to retiree benefits (as defined in Section 1114 of the Bankruptcy Code) for which the Loan Parties and their Subsidiaries are liable for on the Company's balance sheet for June 30, 2001, does not exceed $4,500,000.

         (k) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Loan Party and its Subsidiaries, each Loan Party and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, and no circumstances exist that could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

         (l) Except as described in SCHEDULE 4.1(G) or as could not reasonably be expected to have a Material Adverse Effect, none of the properties currently owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the best of its knowledge, proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list; no underground storage tanks, as such term is defined in 42 U.S.C.ss. 6991, are located on any property currently owned or operated by any Loan Party or any of its Subsidiaries.

         (m) Except as could not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries to its knowledge since January 1, 2000, has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the Environmental Protection Agency or any analogous state list. All Hazardous Materials generated, used, treated, handled, stored at, or transported to or from, any property currently owned or operated by any Loan Party or any of its Subsidiaries have been disposed of or otherwise handled in a manner not reasonably expected to give rise to a Material Adverse Effect.

         (n) (i) Except set forth in SCHEDULE 4.1(N), each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and which were correct and complete in all respects and has paid all Taxes and Other Taxes, together with applicable interest and penalties, other than Taxes and Other Taxes being contested in good faith and by appropriate proceedings with respect to which adequate reserves in accordance with GAAP have been set aside and except to the extent prohibited by the Bankruptcy Code in connection with the Cases.

                  (ii) Each Loan Party and each Subsidiary thereof has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (o) Except as set forth in SCHEDULE 4.1(N), no Loan Party nor any Subsidiary thereof owes any taxing authority any Taxes which are due and which have not been paid.

         (p) Except pursuant to this Agreement and as set forth in Schedule 4.1(p) hereto, Sunshine has no indebtedness in excess of $25,000 other than (1) secured debt associated with equipment financing of which less than $100,000 is owed, (2) recurring trade debt which generally is current and no one liability exceeds $70,000, (3) a liability of $175,000 related to the financing of the insurance policies listed on Schedule 1.1, (4) the funding obligations referred to in Section 4.1(j) above; and (5) indebtedness paid in accordance with the Budget.

         (q) Except pursuant to this Agreement and as set forth in Schedule 4.1(q) hereto, Metals has no indebtedness in excess of $25,000 other than (1) indebtedness paid in accordance with the Budget; (2) the funding obligation, referred to in Section 4.1(j) above; (3) recurring trade debt which generally is current and no one liability exceeds $70,000.

         (r) Except pursuant to this Agreement and as set forth in Schedule 4.1(r) hereto, the Borrower has no indebtedness in excess of $25,000 other than
(1) recurring trade debt which generally is current and no one liability exceeds $70,000; (2) indebtedness paid in accordance with the Budget; and (3) the funding obligations referred to in Section 4.1(j).

         (s) Set forth on SCHEDULE 4.1(S) hereto is a complete and accurate list of all real property owned or leased by each Loan Party and its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, and record owner. With respect to each property owned, such Loan Party has good and marketable title to the property free and clear of all equities, encumbrances or claims of adverse ownership except for paramount title of the United States of America with respect to those unpatented mining claims included in the property in Idaho, and except for Permitted Liens or those easements and encumbrances listed on SCHEDULE 4.1(S). The easements and encumbrances listed on SCHEDULE 4.1(S) to which the property is subject, do not materially effect such Loan Party's use and enjoyment of the property of the operations conducted thereon. All of the unpatented mining claims included in the Idaho property have been filed with the Bureau of Land Management pursuant to Section 314 of the Federal Land Policy and Management Act of 1976 and the United States has no claim that any unpatented mining claim has been abandoned.

         (t) The Borrower is the sole record and beneficial owner of the silver mine in Argentina known as the "Pirquitas Mine" (as defined in the Argentina Security Documents) and all real property and personal property relating to the mining operations thereon, and all rights and permits necessary and/or desirable to develop and operate the Pirquitas Mine.

         (u) Each Loan Party has delivered to the Lenders copies of its financial statements for the fiscal year ended December 31, 2000. Such financial statements have been prepared in accordance with GAAP during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of each Loan Party and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (v) Since June 30, 2001, except for the Loan Parties having continued to operate at a loss consistent with operational losses experienced by the Loan Parties prior to June 30, 2001, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to any Loan Party or its subsidiaries.

         (w) No Loan Party has liabilities or obligations not disclosed in the financial statements referred to in paragraph (u) above, other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since December 31, 2000, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Loan Party or its direct or indirect subsidiaries.

         (x) To the best knowledge of each Loan Party, no material event or circumstance has occurred or exists with respect to such Loan Party or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Sunshine but which has not been so publicly announced or disclosed.

         (y) No Loan Party is party to any employment agreement which is in effect.

                                   ARTICLE V
                            COVENANTS OF THE BORROWER

         SECTION 5.1 Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and each Guarantor (as to such Guarantor) will, unless the Lenders shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable U.S., state, local or foreign laws, rules, regulations and orders, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

         (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent and to the extent permitted or required under the Bankruptcy Code, (i) all Taxes and Other Taxes, assessments and governmental charges or levies imposed upon it or upon its property after the Filing Date and (ii) all lawful claims arising after the Filing Date that, if unpaid, might by law become a Lien upon its property senior to the Liens in favor of the Lenders; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such Tax, Other Tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

         (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties.

         (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

         (e) Preservation of Corporate Existence, Etc. Other than as provided by the Reorganization Plan, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

         (f) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries including, without limitation, the Pirquitas Mine in Argentina and the Sunshine Mine in Idaho, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

         (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

         (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (i) Financing Statements, Etc. Promptly furnish to the Lenders (i) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed under the Uniform Commercial Code of all jurisdiction that the Lenders may deem necessary or desirable in order to perfect and protect the Liens created by the Security Agreement, covering the Collateral described in the Security Agreement, (ii) completed requests for information listing of such financing statements and all other effective financing statements filed in the jurisdictions referred to herein that name the Borrower or any Guarantor as debtor, together with copies of such other financing statements, and (iii) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Lenders may deem necessary or desirable in order to perfect and protect the Liens created thereby.

         (j) Mortgages, Etc. Promptly furnish to the Lenders amended deeds of trust, trust deeds and mortgages in form and substance reasonably satisfactory to the Lenders and covering the properties identified in SCHEDULE 5.1(J) hereto (as amended from time to time in accordance with their terms, the "Mortgages"), duly executed by the Borrower, together with evidence that all action that the Lenders may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

         (k) [INTENTIONALLY OMITTED].

         (l) Borrower's Account. The Loan Parties shall direct all of their receivables to be paid to the accounts referred to in the Security Agreement.

         (m) Further Assurances, Etc. From time to time, at the expense of the Borrower, promptly furnish such information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender may from time to time reasonably request and promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lenders may reasonable request.

         (n) Budget. The Loan Parties shall comply with the Budget.


         SECTION 5.2 Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and each Guarantor (as to such Guarantor) will not, without the written consent of the
Lenders:

         (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                  (i) Liens created by the Loan Documents; and

                  (ii) Permitted Liens.

         (b) Debt. Other than Debt permitted by Sections 4.1(p), 4.1(q) and 4.1(r), create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than in the case of the Borrower, the Guarantors and their Subsidiaries, Debt under the Loan Documents and Debt, the payment of which is made in compliance with the Budget.

         (c) Lease Obligations. Other than leases existing on the date hereof described on SCHEDULE 5.2(C), create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease, other than leases incurred in compliance with the Budget.

         (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so.

         (e) Affiliated Transactions. Engage in any transactions with Affiliates not set forth in the Budget and approved by the Lenders.

         (f) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any Collateral or any substantial part of its assets other than Collateral or grant any option or other right to purchase, lease or otherwise acquire any Collateral, except (i) sales in the ordinary course of its business, consistent with the past practice, (ii) the sale of the capital stock of Minera Sunshine de Mexico SA de CV; and (iii) the sale of the assets of the Sunshine Mine in Kellogg, Idaho.

         (g) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock.

         (h) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

         (i) Charter Amendments. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws except pursuant to the Reorganization Plan.

         (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

         (k) Prepayments, Etc. of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than the prepayment of the Advances in accordance with the terms of this Agreement.

         (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than in favor of the Lenders.

         (m) [INTENTIONALLY OMITTED].

         (n) [INTENTIONALLY OMITTED].

         (o) Investments in Other Persons. Except as set forth on SCHEDULE 5.2(O) or pursuant to the Reorganization Plan, make or permit any of its Subsidiaries to make, any investment in any Person other than (i) loans and advances by one Loan Party or its Affiliate to another Loan Party or its Affiliate in accordance with the Budget and (ii) investments in Cash Equivalents in accordance with this Agreement and the Budget.

         (p) Employment Agreements. Enter into any, or suffer to exist, any employment agreement.

         (q) Issuance of Securities. Issue or permit any of its Subsidiaries to issue, any securities.

         SECTION 5.3 Reporting Requirements. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower and each Guarantor

(as to such Guarantor) will, unless the Lenders otherwise consent in writing, furnish to the Lenders:

         (a) Default Notice. As soon as possible and in any event within two Business Days after the occurrence of each Default, Event of Default, breach or nonperformance of any Loan Document or a development which could be reasonably expected to have a Material Adverse Effect, a statement of the Chief Financial Officer of the Borrower setting forth details of such event and the action that the Borrower has taken and proposes to take with respect thereto.

         (b) Budget. As soon as available and in any event on the third business day following the conclusion of the 14th and the last day of each month, a semi-monthly revised Budget showing sources and uses for the next two months and historical reconciliation for all weeks from the date of the initial Borrowing.

         (c) Monthly Financials. As soon as available and in any event within 12 Business Days after the end of each month, a Consolidated and consolidating (by operating business) balance sheet of the Borrower, the Guarantors and their Subsidiaries as of the end of such month and Consolidated and consolidating (by operating business) statements of income and consolidated cash flows of the Borrower, the Guarantors and their Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month, setting forth in each case a reconciliation all in reasonable detail and duly certified by the Chief Financial Officer or other financial officer of the Borrower.

         (d) Financial Statements, Reports, etc. The Borrower and the Guarantors shall deliver to each of the Lenders:

                  (i) Within 90 days after the end of each fiscal year, the Borrower's consolidated and consolidating balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and the Guarantors on a consolidated and consolidating basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its consolidated Subsidiaries by independent public accountants of recognized national standing acceptable to the Lenders and accompanied by an opinion of Sunshine's outside auditors (which shall not be qualified in any material respect other than with respect to the Cases), and the consolidating statement to be subject to the auditing procedures applied to such audit of the consolidated statement, and to be certified by the Chief Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis in accordance with GAAP consistently applied;

                  (ii) within 45 days after the end of each of the first three fiscal quarters and within 90 days after the end of the fourth fiscal quarter of each fiscal year, the Borrower's consolidated and consolidating balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and the Guarantors on a consolidated and consolidating basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by the Chief Financial Officer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and the Guarantors on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (iii) concurrently with any delivery of financial statements under paragraphs (c) and/or (d) (i) or (ii) above, (i) a certificate of the Chief Financial Officer, certifying such financial statements and certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of Sunshine's outside auditors accompanying the audited consolidated financial statements delivered under
(d)(i) above certifying that, in the course of the audit of the business of the Borrower and its consolidated Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

                  (iv) concurrently with any delivery of the Budgets under paragraphs (b) above, a certificate of the Chief Financial Officer, certifying such Budget and certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such Event of Default or event has occurred, specifying the nature and extent thereof and any corrective actions taken or proposed to be taken with respect thereto; and

                  (v) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as any Lender may reasonably request.

         (e) Litigation. Promptly after knowledge of the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries.

         (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

         (g) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders under this Agreement.

         (h) Environmental Conditions. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that could reasonably be expected to have a Material Adverse Effect or
(ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that could reasonably be expected to have Material Adverse Effect.

         (i) [INTENTIONALLY OMITTED].

         (j) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender may from time to time reasonably request.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.1 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) (i) the Borrower shall fail to pay any principal of, or interest on, any Advance when the same becomes due and payable (other than accrued interest due and owing to the Lenders on the date hereof pursuant to First Amended Credit Agreement) or (ii) any Loan Party shall fail to make any other payment under any Loan Document within two Business Days after notice that the same has become due and payable; or

         (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in when made; or

         (c) the Borrower shall (i) fail to observe any covenant or term contained in Section 5.2 of this Agreement or (ii) shall fail to observe any other term, covenant or agreement contained in this Agreement if such failure (in the case of clause (ii))shall remain unremedied for five (5) Business Days after written notice from the Lenders to the Borrowers; or

         (d) the Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in any other Loan Document on its part to be performed or observed if such failure shall remain unremedied for 5 days after written notice thereof shall have been given to the Borrower by any Lender; or

         (e) a judgment is entered against the Borrower or any Guarantor or any subsidiary thereof for an amount in excess of $50,000;

         (f) any default under or acceleration prior to maturity of any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money in excess of $50,000 borrowed by the Borrower or any Guarantor or any subsidiary thereof or for money in excess of $50,000 borrowed the repayment of which is guaranteed by the Company or any Guarantor or any subsidiary thereof, whether such indebtedness or guarantee exists or shall be created hereafter.

         (g) The Borrower or any Guarantor admits in writing that it is unable to pay its debts as they become due;

         (h) The Borrower or any Guarantor makes a general assignment for the benefit of any creditors;

         (i) a trustee, liquidator or receiver shall be appointed for the Borrower or any Guarantor or for a substantial part of the Borrower or Guarantor's property or business without its consent and shall not be discharged within forty-five (45) days after such appointment; or

         (j) any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Borrower or any Guarantor and shall not be dismissed within forty-five (45) days thereafter; or

         (k) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Borrower or any Guarantor and, if instituted against the Borrower or any Guarantor shall not be dismissed within forty-five (45) days after such institution, or the Borrower or any Guarantor shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

         (l) any Loan Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby (subject only to Permitted Liens); or

         (m) the Borrower or the Guarantors shall fail to perform or observe any covenant or agreement in the agreements or documents attached as Exhibits to the Reorganization Plan (the "Restructuring Agreements") and such failure continues for a period of five (5) business days after notice of such failure by the Lenders; or

         (n) there shall occur in the reasonable judgment of the Lenders any Material Adverse Change after the date hereof, except for the Loan Parties having continued to operate at a loss consistent with operational losses experienced by the Loan Parties prior to the date hereof; or

         (o) an Environmental Action shall be commenced involving potential liability or obligations of any Loan Party or any of its Subsidiaries in excess of $50,000.

then, and in any such event, the Lenders (i) shall or may, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall or may
(A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor, and (B) exercise any and all rights and remedies under this Agreement and the other Loan Documents available to the Lenders, and all other rights and remedies provided under the Uniform Commercial Code of the applicable jurisdiction and other applicable laws, which rights and remedies shall be cumulative.

                                  ARTICLE VII
                                    GUARANTY

         SECTION 7.1 Guaranty. In consideration of and in order to induce the Lenders to make the Advances, which actions are reasonably expected to benefit, directly or indirectly, each Guarantor hereby unconditionally and irrevocably, jointly and severally, guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrower now or hereafter existing, whether matured or unmatured, contingent or liquidated, under this Agreement, the Notes, and each other Loan Document (including, without limitation, payments in respect of the Advances) whether for principal, interest, fees, expenses, reimbursement, indemnification or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by the Lenders in connection with enforcing any right under this Article VII. This guaranty is a guaranty of payment and not of collectibility, and if any part of the Guaranteed Obligations shall not have been paid when due and payable, each Guarantor, jointly and severally, agrees that it will, promptly upon receipt of notice from the Lenders, pay or cause to be paid to the Lenders such amount thereof as is then due and payable and unpaid. For purposes hereof, the Guaranteed Obligations shall be due and payable when and as the same shall be so due and payable under the terms of the Loan Documents notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

         SECTION 7.2 Waivers and Consents. (a) Except for such notices as are otherwise expressly provided for under this Agreement, each Guarantor consents to all of the terms and provisions of this Agreement, and waives:

                  (i) (A) presentment, demand for payment and protest of non-payment of any of the Guaranteed Obligations, (B) notice of acceptance of this Guaranty and of presentment, demand, and intent to accelerate and protest,
(C) notice of the existence, creation or incurrence of new or additional Guaranteed Obligations, (D) notice that any or all Guaranteed Obligations are due and payable, (E) notice of any and all proceedings to collect the Guaranteed Obligations from the Borrower or any other Person, and (F) notice of the exchange, sale or surrender of any security or collateral for the payment of Guaranteed Obligations;

                  (ii) (A) demand for performance or observance of any provision of, or for any enforcement of any provision of, or for any pursuit or exhaustion of rights or remedies against the Borrower or any other guarantor of the Guaranteed Obligations or any other Person under this Agreement, any other Loan Document, or for enforcement of any security for the Guaranteed Obligations, and any requirements of diligence or promptness on the part of the Lenders in connection therewith and (B) any and all other demands and notices of every kind and description to which such Guarantor might be entitled or which may be required to be given by any statute or rule of law;

                  (iii) (A) any defense arising by reasons of any claim or defense based upon an election of remedies by the Lenders that, in any manner, impairs, affects, reduces, releases, destroys and/or extinguishes its subrogation rights, rights to proceed against the Borrower, against any other guarantor of the Guaranteed Obligations or against any other Person or security and (B) any requirement that the Lenders protect, secure, perfect or insure any security interest, lien or property subject thereto;

                  (iv) (A) the revocation or repudiation of any of this Agreement or any other Loan Document by the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (B) the failure of the Lenders to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (C) the lack of validity or enforceability in whole or in part of this Agreement or any other Loan Document or any other instrument, document or agreement referred to therein or herein;

                  (v) any taking, application, modification or release of any Collateral or guaranties for any Guaranteed Obligation, or any failure to perfect any security interest in, or the taking of or failure to take any other action with respect to, any Collateral securing payment of the Guaranteed Obligations; and

                  (vi) any other circumstances of any kind that might otherwise constitute a defense (other than the defense of payment) that it may now or hereafter have with respect to, or a discharge of, this Guaranty.

         (b) No delay or omission on the part of the Lenders in exercising any right or remedy under this Guaranty, this Agreement, or any other Loan Document, or against any security for the Guaranteed Obligations, shall operate as a waiver or relinquishment of such right or remedy, and no such waiver whatsoever shall be valid unless in writing and signed by a duly authorized officer of each of the Lenders or by its counsel, and then only to the extent therein set forth.

         (c) Each Guarantor hereby waives (i) any right to enforce any remedy which now has or may hereafter have against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person and (ii) any benefit of, and any right to participate in, any security or Collateral given to the Lenders to secure payment of Guaranteed Obligations. Each Guarantor further agrees that any and all of its claims against the Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, or against any of their respective properties, whether arising by reason of any payment by such Guarantor hereof, or otherwise, shall be subordinate and subject in right or payment to the prior payment in full of all Guaranteed Obligations.

         (d) Each Guarantor hereby grants to the Lenders full power in its sole discretion, without notice to such Guarantor, such notice being hereby expressly waived, and without in any way affecting the liability of such Guarantor under this Guaranty:

                  (i) to waive compliance with, and to consent to any amendment or change of, any terms of this Agreement or any other Loan Document, or guaranty of the Guaranteed Obligations, each as amended from time to time;

                  (ii) to grant any extensions or renewals of the Guaranteed Obligations, and any other indulgence with respect thereto, and to effect any release, compromise or settlement with respect thereto; and

                  (iii) to take security in any form for the Guaranteed Obligations or any other guaranty thereof, and to consent to the addition to or the substitution, exchange, release or other disposition of, and to deal in any other manner with, all or part of any property which may from time to time secure the Guaranteed Obligations or any other guaranty thereof, whether or not the property, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of any property disposed of.

         (e) Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty.

         (f) EACH GUARANTOR ACKNOWLEDGES THAT THE LENDERS MAY, WITHOUT NOTICE TO OR DEMAND UPON SUCH GUARANTOR AND WITHOUT AFFECTING THE LIABILITY OF SUCH GUARANTOR UNDER THIS GUARANTY, FORECLOSE UNDER ANY REAL PROPERTY CONSTITUTING COLLATERAL BY NONJUDICIAL SALE, AND EACH GUARANTOR HEREBY WAIVES ANY DEFENSE TO THE RECOVERY BY THE LENDERS AGAINST SUCH GUARANTOR OF ANY DEFICIENCY AFTER SUCH NONJUDICIAL SALE AND ANY DEFENSE OR BENEFITS THAT MAY BE AFFORDED BY ANY STATUTE OR LAW IN ANY JURISDICTION HAVING SIMILAR EFFECT.

         (g) Each Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Lenders or any Lender in the negotiation, administration, performance or enforcement thereof.

         (h) Each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Borrower or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Borrower or any other Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. Each Guarantor further agrees that any and all of its claims against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, or against any of their respective properties, whether arising by reason of any payment by such Guarantor to the Lenders pursuant to the provisions hereof, or otherwise, shall be subordinate and subject in right or payment to the prior payment in full of all Guaranteed Obligations. If any amount shall be paid to any Guarantor in violation of the first sentence of this Section 7.2 at any time prior to the later of the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under the Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.

         SECTION 7.3 Information Pertaining to Borrower. This Guaranty is given at the Borrower's request. Each Guarantor has established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower's business; and such Guarantor is now and will be completely familiar with the business, operations and condition of the Borrower and its assets. Each Guarantor hereby waives and relinquishes any duty on the part of the Lenders to disclose to such Guarantor any matter, fact or thing relating to the business, operations or condition of the Borrower or its assets now known or hereafter known by the Lenders during the life of this Guaranty. With respect to any Guaranteed Obligations of the Borrower to the Lenders, no Lender need inquire into the powers of the Borrower or the Persons acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         SECTION 7.4 Continuing Guaranty. The Guaranty provided pursuant to this
Article VII shall create a continuing guaranty and shall (i) remain in full force and effect until the later of the payment in full of the Guaranteed Obligations and all other amounts payable hereunder and the Termination Date,
(ii) be binding on each Guarantor, and its successors and assigns, and (iii) inure, together with the rights and remedies of the Lenders hereunder, to the benefit of and be enforceable by the Lenders, and their respective successors, transferees and assigns.

         SECTION 7.5 Guaranty Absolute. Each Guarantor agrees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The Obligations of each Guarantor under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce this
Article VII, irrespective of whether any action is brought against the Borrower or any other Guarantor or whether the Borrower or any other Guarantor is joined in any such action or actions. Upon the Guaranteed Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Guaranteed Obligations by the Guarantors upon written demand by the Lenders, without further application to or order of the Bankruptcy Court. The liability of each Guarantor under this Article VII, and the rights of the Lenders hereunder, shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver or any consent to any departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise; (iii) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guaranteed Obligations;
(iv) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower or any of its Subsidiaries; (v) any change, restructuring or termination of the corporate structure or existence of the Borrower, the Guarantors, or any of their Subsidiaries; or (vi) any other circumstances that might otherwise constitute a defense available to, or a discharge or, the Borrower, any Guarantor or a third-party guarantor or grantor of a Lien. The Guaranty provided hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations or any other payment provided for hereunder is rescinded or must otherwise be returned by the Lenders or any Lender upon the insolvency, bankruptcy or reorganization of any Guarantor or otherwise.



                                  ARTICLE VIII
                                  MISCELLANEOUS


         SECTION 8.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by each of the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telecopied, telexed, cabled or delivered, if to the Borrower or any Guarantor or Grantor, at the Borrower's address


                                    c/o Evans, Keane LLP
                                    1101 West River Street, Suite 200
                                    P.O. Box 959
                                    Boise, Idaho  83701-0959
                                    attn:  John Simko;

                  with a copy to:

                                    Prager, Metzger & Kroemer PLLC
                                    2626 Cole Avenue, Suite 900
                                    Dallas, Texas 75204-1083
                                    Attn:  Steven C. Metzger

                  if to Highwood at
                                    c/o Elliott Management Corporation
                                    712 Fifth Avenue
                                    New York, New York 10019
                                    facsimile:  (212) 974-2092
                                    Attention: Norbert Lou and Dan Gropper

                  with copies to

                                    Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                    551 Fifth Avenue
                                    New York, New York 10176
                                    facsimile: (212) 986-8866
                                    Attention:  Lawrence Hui, Esq.;

                  if to Stonehill Capital at

                                    Stonehill Capital Management LLC
                                    126 East 56th Street, 9th Floor
                                    New York, NY 10022
                                    facsimile (212) 838-2291
                                    Attention:  Christopher Wilson and John
                                                Motulsky

                  with copies to

                                    Proskauer Rose LLP
                                    1585 Broadway
                                    New York, New York  10036
                                    facsimile (212) 969-2900
                                    Attention: Lawrence Budish, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice to all other parties that specifically references this Agreement; this provision thereof, and states clearly that it is a change of notice address. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective when deposited in the mails, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Lenders shall not be effective until actually received by the Lenders.

         SECTION 8.3 No Waiver; Remedies. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.4 Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Lenders in connection with the preparation, execution, delivery, administration, modification, and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and
(B) the reasonable fees and expenses of counsel for the Lenders with respect thereto, with respect to advising the Lenders as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto), (ii) all reasonable costs and expenses of the Lenders (including fees and expenses of counsel) incurred in connection with the Cases, and (iii) all reasonable costs and expenses of the Lenders and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for each Lender with respect thereto). In addition, each Guarantor and Borrower will upon demand pay to the Lenders the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Lenders may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lenders pursuant to Article VIII or (iv) the failure by such Guarantor or Borrower to perform or observe any of the provisions of Article VIII.

         (b) The Borrower and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Lender and each of its Affiliates and their respective officers, directors, employees, attorneys, agents and advisors (each, and "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) this Agreement, the Notes or any other Loan Document, (ii) the transactions contemplated hereby and thereby, or (iii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against the Lenders, any of their Affiliates, or any of their respective directors, partners, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances.

         (c) Each Guarantor and the Borrower, jointly and severally, agrees to indemnify the Lenders from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement or any Collateral Document, except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

         SECTION 8.5 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender, and each of its Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by law to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower or any the Loan Party against any and all of the Obligations of the Borrower or such other Loan Party now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower or such other Loan Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

         SECTION 8.6 Binding Effect. The representations and warranties in
Section 4.1 of this Agreement shall become binding on the Borrower when the parties shall have executed this Agreement; the entirety of this Agreement shall become effective when it shall have been executed by the Borrower and the Lenders and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lenders and their respective successors and assigns, except that neither the Borrower nor any Guarantor any shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         SECTION 8.7 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         (b) THE NOTES AND THE ARGENTINE SECURITY DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, OF THE REPUBLIC OF ARGENTINA.

         (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE ARGENTINE SECURITY DOCUMENTS OR THE NOTES MAY BE BROUGHT IN THE COURTS OF THE CITY OF BUENOS AIRES, REPUBLIC OF ARGENTINA AND BY EXECUTION AND DELIVERY OF THE NOTES AND/OR THE ARGENTINE SECURITY DOCUMENTS, AS APPLICABLE, THE BORROWER AND EACH OF THE GUARANTORS IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

         (d) THE BORROWER AND THE GUARANTORS HEREBY IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THE ARGENTINE SECURITY DOCUMENTS OR THE NOTES BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (C) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (e) THE BORROWER AND EACH OF THE GUARANTORS AGREES TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE NOTES OR THE ARGENTINE SECURITY DOCUMENTS (THE "PROCEEDINGS"), AS PROVIDED IN (C)

ABOVE (WHETHER FOR AN INJUNCTION, SPECIFIC PERFORMANCE, DAMAGES OR OTHERWISE), NO IMMUNITY (TO THE EXTENT THAT IT MAY AT ANY TIME EXIST) FROM THOSE PROCEEDINGS, FROM ATTACHMENT (WHETHER IN AID OF EXECUTION, BEFORE JUDGMENT OR OTHERWISE), OR FROM JUDGMENT SHALL BE CLAIMED BY IT OR ON ITS BEHALF OR WITH RESPECT TO ITS ASSETS. THE BORROWER AND EACH OF THE GUARANTORS AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT IT IS AND ITS ASSETS ARE, AND SHALL BE, SUBJECT TO SUCH PROCEEDINGS, ATTACHMENT OR EXECUTION IN RESPECT OF ITS OBLIGATIONS UNDER THE ARGENTINE SECURITY DOCUMENTS OR THE NOTES TO WHICH IT IS A PARTY.

         SECTION 8.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 8.9 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, EACH GUARANTOR, AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE LENDERS OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THE LOAN DOCUMENTS.

         SECTION 8.10 Amendment. This Agreement constitutes an amendment of the First Amended Credit Agreement and does not constitute a novation.

         SECTION 8.11 Limitation on Interest.Regardless of any provision contained in the Note or any of the other Loan Documents, Lender shall not ever be entitled to receive, collect, or apply, as interest on the Note, any amount in excess of the Maximum Lawful Rate, and in the event Lender ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial pre-payment of principal and treated hereunder as such; and if the Note is paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, the Borrower and the Lender shall, to the extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary pre-payments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Note, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Note; provided, however, that if the unpaid principal balance thereof is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Lawful Rate, the Lender shall refund to the Borrower the entire amount of such excess and, in such event, the Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

         SECTION 8.12 Domicile of Lenders.

         Lenders hereby represent that they are domiciled in the State of New York.


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


executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   SUNSHINE ARGENTINA, INC.


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Title:  Chairman


                                   GUARANTORS

                                   SUNSHINE MINING AND REFINING COMPANY


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Title:  Chairman


                                   SUNSHINE PRECIOUS METALS, INC.


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Title:  Chairman


                                   SUNSHINE EXPLORATION, INC.


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Title:  Chairman


                                   SUNSHINE ARGENTINA GOLD, INC.


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Title:  Chairman

                                   SUNSHINE INTERNATIONAL EXPLORATION
                                    COMPANY


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman



                                   WOODS RESEARCH AND DEVELOPMENT
                                    CORPORATION


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman



                                   SUNSHINE MANAGEMENT, INC.


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman


                                   MINERA SUNSHINE DE MEXICO SA de CV


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman


                                   SUNSHINE PERU, INC.


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman

                                   SUNSHINE GOLD CORPORATION


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman

                                   SUNSHINE DIAMOND MINING COMPANY


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman

                                   MINERA SUNSHINE DEL PERU SA


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman


                                   WOODS PETROLEUM OF CANADA, LTD.

                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman


                                   WOODS RESOURCES, INC.


                                   By: /s/ John S. Simko
                                       -----------------------------------------
                                       Name:   John S. Simko
                                       Title:  Chairman

                                   LENDERS

                                   HIGHWOOD PARTNERS, LP

                                   By: Highwood Associates, Inc.
                                       General Partner


                                           By: /s/ Elliot Greenberg
                                               ---------------------------------
                                           Name:  Elliot Greenberg
                                           Title:  Vice President


                                   STONEHILL CAPITAL MANAGEMENT LLC


                                   By: /s/ Christopher Wilson
                                       -----------------------------------------
                                       Name:  Christopher Wilson
                                       Title:








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